UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2023

Northann Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41816	88-1513509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Northann Distribution Center Inc. 9820 Dino Drive, Suite 110 Elk Grove, CA 95624	95624
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(916) 573 3803

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item. 8.01 Other Events.

On October 18, 2023, Northann Corp., a Nevada corporation (the “
Company
”), entered into an underwriting agreement (the “
Underwriting Agreement
”) with Craft Capital Management LLC, as the representative of the underwriters listed on Schedule A thereto (the “
Representative
”) in connection with the initial public of 1,200,000 shares of common stock, par value $0.001 per share, of the Company (the “
Common Stock
”) at an offering price of $5.00 per share (the “
Public Offering Price
”).

Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to 180,000 shares of Common Stock at the Public Offering Price, less the underwriting discount, to cover over-allotment, if any
(
the “
Over-Allotment Option
”).

On October 25, 2023, the Representative exercised the Over-Allotment Option in full to purchase an additional 180,000 shares of Common Stock.
The Company received $825,750 in net proceeds from the full exercise of the Over-Allotment Option, after deducting underwriting discounts and other estimated expenses payable by the Company. The closing of the Over-Allotment Option took place on October 26, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2023	Northann Corp.

	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer